UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒ Definitive Information Statement

XRPRO SCIENCES, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

☒ No fee required
☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1. Title of each class of securities to which transaction applies:

2. Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

4. Proposed maximum aggregate value of transaction

5. Total fee paid

☐ Check box if any party of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

One Kendall Square, Suite B2002
Cambridge, MA 02139
Telephone: (617) 631-8825

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Stockholders of XRpro Sciences, Inc.:

This Information Statement is furnished to the stockholders of XRpro Sciences, Inc., a Delaware corporation (“XRpro” or the “Corporation”), in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holders of a majority of our voting power authorizing the Board of Directors of XRpro, to effectuate a 2-for-1 reverse stock split (the “Stock Split”) of our outstanding shares of common stock.  XRpro obtained the approval of the Stock Split by written consent of a majority of the stockholders that are the record owners of 6,517,767 shares of common stock which represent approximately 51% of the voting power of XRpro stockholders as of February 2, 2015.  The Stock Split cannot be effectuated until 20 days after the mailing of this Information Statement to the XRpro stockholders and the filing of an amendment to XRpro’s Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

XRPRO IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND A PROXY.   Because the written consent of the holders of in excess of a majority of our voting power satisfies all applicable stockholder voting requirements, we are not asking for a proxy: please do not send us one.

Only stockholders of record at the close of business on February 2, 2015 (the “Record Date”) shall be given a copy of the Information Statement.  The date on which this Information Statement will be sent to stockholders will be on or about February 25, 2015.

The accompanying information statement is for information purposes only.  Please read it carefully.

By Order of the Board of Directors

/s/ Richard Cunningham
Richard Cunningham
Chief Executive Officer

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This information statement is being furnished to all holders of the common stock of XRpro in connection with the proposed action by Written Consent to authorize the Board of Directors to carry out the Stock Split of the common stock of the Corporation.

ITEM 1.

INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of XRpro, in connection with resolutions of the Board of Directors and the written consent of the holders of approximately 51% of the voting rights of the stockholders of XRpro. The Board of Directors, as approved by the written consent of the holders of 51% of the voting rights of the stockholders of XRpro, provides public notice of the approval and authorization to effectuate the Stock Split of the common stock of the Corporation.

The Board of Directors has unanimously approved the Stock Split and stockholders owning in excess of a majority of the outstanding voting securities of XRpro, have adopted, ratified and approved the proposed actions. No other votes are required or necessary to effectuate the proposed actions.  See the caption "Vote Required for Approval" below. Such action by our stockholders will be effective 20 calendar days after the date this Information Statement is first mailed to our stockholders and after the filing of required amendment to the Second Amended and Restated Certificate of Incorporation with the Delaware Secretary of State's office.

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO CONDUCT A 2-FOR-1 REVERSE SHARE STOCK SPLIT OF XRPRO’S COMMON STOCK.

Purpose: XRpro’s Board of Directors has unanimously adopted a resolution seeking stockholder approval to authorize the Board of Directors to effectuate a 2-for-1 reverse stock split. The Stock Split would reduce the number of outstanding shares of our common stock. The Board of Directors has determined that it would be in XRpro’s best interest to conduct a reverse stock split of its common stock on a 2- for -1 basis and has received the consent of the holders of in excess of a majority of the voting power of XRpro’s securities to authorize the Board of Directors to conduct such a reverse stock split.

The primary purposes of the Stock Split would be to increase the per share price of XRpro’s common stock which should help XRpro to:

a)	meet certain initial listing requirements of the NASDAQ Capital Market or NYSE MKT. In order to comply with the initial listing requirements of either the NASDAQ Capital Market or NYSE MKT, XRpro’s common stock must trade above either $2 or $3 per share depending upon the listing criteria. In the private placement offering that XRpro recently completed it sold units comprised of four shares of common stock and a warrant exercisable for common stock at a price of $7 per unit, which is below the initial listing per share price required by the NASDAQ Capital Market or NYSE MKT; and

b)	appeal to a broader range of investors to generate greater investor interest in XRpro. An increase in XRpro’s common stock price may make its common stock more attractive to investors. Brokerage firms may be reluctant to recommend lower-priced securities to their clients and many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which will reduce the number of potential purchasers of XRpro’s common stock when it is publicly traded if the stock price remains low. Investment funds may also be reluctant to invest in lower-priced stocks. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks.

For the above reasons, the Board of Directors believes that the Stock Split is in the best interest of XRpro and its stockholders.  There can be no assurance, however, that the Stock Split will have the desired benefits. Even if a reverse stock split is effected, some or all of the expected benefits discussed above may not be realized or maintained. The market price of XRpro’s common stock will continue to be based, in part, on XRpro’s performance and other factors unrelated to the number of shares outstanding. There can be no assurance that the market price per share of XRpro’s common stock after a reverse stock split and once the stock is trading that it will increase or remain in proportion to the reduction in the number of shares of XRpro’s common stock outstanding before the Stock Split.

Effects: The Stock Split will provide for the combination of the presently issued and outstanding shares of common stock into a smaller number of shares of identical common stock without reducing the number of shares of available but unissued common stock, which will also have the effect of increasing the number of authorized but unissued shares of common stock.  Two shares of the presently issued and outstanding common stock on the effective date of the Stock Split will convert into one share of the post-reverse stock split common stock. The Stock Split will affect all common stockholders uniformly and will have no impact on the par value.    A reverse stock split would effect a reduction in the number of shares of common stock issuable upon the exercise or conversion of XRpro’s outstanding stock options, warrants and convertible securities in proportion to the reverse stock split ratio. Additionally, the exercise price of outstanding options and conversion price of convertible securities would increase, likewise in proportion to the reverse stock split ratio. In connection with the Stock Split, the Board of Directors will also make a corresponding reduction in the number of shares available with respect to options granted under our Option Plan so as to avoid the effect of increasing the value of options previously granted.

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The Board of Directors has indicated that fractional shares will not be issued.  Instead, XRpro will issue one full share of the post-reverse stock split common stock to any stockholder who would have been entitled to receive a fractional share as a result of the process.  Each stockholder will hold the same percentage of the outstanding common stock immediately following the Stock Split as that stockholder did immediately prior to the Stock Split, except for minor adjustment as a result of the additional shares that will need to be issued a result of the treatment of fractional shares.

The Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of common stock for any purpose other than upon conversion of currently outstanding securities, if the security holders should request conversion.

The Stock Split will be effected by filing an amendment to XRpro’s Second Amended and Restated Certificate of Incorporation with the Delaware Secretary of State’s office and will become effective upon such filing, which is expected to occur promptly after the mailing of this Information Statement and the twenty (20) day waiting period.

XRpro is currently authorized to issue 50,000,000 shares of its common stock of which 12,707,361 shares are currently issued and outstanding and 10,000,000 shares of preferred stock are authorized of which (i) 400,000 are designated as Series A preferred stock and 105,000 shares of Series A preferred stock are outstanding and 3,000,000 are designated Series B preferred stock and no shares of Series B preferred stock are outstanding. The outstanding shares of XRpro Series A Convertible preferred stock are entitled to vote along with the common stockholders on a one vote per share basis and will continue after the Stock Split to have one vote per each share of Series A preferred stock outstanding, thus resulting in a slight increase in the voting power of the Series A preferred stock after the Stock Split.

Currently, stockholders holding 6,517,767 shares of common stock representing approximately 51% of the voting rights have consented in writing to the proposal.

The Stock Split will affect all common holders uniformly and will not have any effect on the stated par value of the common stock.

The effect of the Stock Split upon existing stockholders of the common stock will be that the total number of shares of XRpro’s common stock held by each stockholder will automatically convert into the number of whole shares of common stock equal to the number of shares of common stock owned immediately prior to the Stock Split divided by 2, with an adjustment for any fractional shares.  (Fractional shares will be rounded up into a whole share).   A reverse stock split on a 2-for-1 basis would reduce the number of issued and outstanding shares of common stock to approximately 6,406,207, but will not reduce the number of preferred shares outstanding or authorized shares of common stock. Although the number of shares into which the XRpro Series A preferred stock is convertible will be reduced, the percentage of the outstanding common shares into which the XRpro Series A preferred stock will be convertible will not change.

Each common stockholder’s percentage ownership interest in XRpro will remain virtually unchanged on the date that the split is effectuated, except for minor changes and adjustments that will result from rounding fractional shares into whole shares.  The rights and privileges of the holders of shares of common stock will be substantially unaffected by the Stock Split.  All issued and outstanding options, warrants, and convertible debt securities would be appropriately adjusted for the Stock Split automatically on the effective date of the Stock Split.

As a result of the proposal to conduct the Stock Split, XRpro will have more authorized shares available for issuance than it currently has available and therefore, there is a significant risk of stockholder value represented by the common stock being diluted.  The proposed Stock Split creates a risk that current stockholders of the common stock will see the value of those shares diluted through the issuance of additional authorized but currently unissued shares.  The current net tangible book value per share would be diluted if additional shares are issued without an increase taking place in the net book value of the assets of XRpro. The Stock Split will reduce the number of outstanding shares of common stock to approximately 6,406,207; however the authorized shares will remain at 50,000,000 and the issuance of the remaining 43,593,793 would have a material dilutive effect upon existing stockholders. These additional shares may be issued in the future for a variety of corporate purposes including, but not limited to, raising additional capital, corporate acquisitions, and equity incentive plans. Except for a stock split or stock dividend, future issuances of common shares will dilute the voting power and ownership of our existing stockholders and, depending on the amount of consideration received in connection with the issuance, could also reduce stockholders’ equity on a per share basis.

Because the Stock Split results in an increase in the number of authorized but unissued shares of our common stock, it may be construed as having an anti-takeover effect.  Although the Stock Split is not being undertaken for this purpose, in the future the Board of Directors could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of XRpro by, for example, privately placing shares with purchasers who might side with the Board of Directors in opposing a hostile takeover bid.   Such use of our common stock could render more difficult, or discourage, an attempt to acquire control of XRpro if such transactions were opposed by the Board of Directors.

After the taking of any action to conduct the Stock Split there is not a requirement that stockholders obtain new or replacement share certificates.  Each of the holders of record of shares of XRpro’s common stock that is outstanding on the effective date of the Stock Split may contact XRpro’s transfer agent to exchange the certificates for new certificates representing the number of whole shares of post-reverse stock split common shares into which the existing shares have been converted as a result of the Stock Split.

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EXISTING CERTIFICATES SHOULD NOT BE SENT TO XRPRO OR THE TRANSFER AGENT BEFORE THE EFFECTIVE DATE OF THE FILING OF THE PROPOSED MOVE.

Unless and until the stockholder forwards a completed letter of transmittal, together with certificates representing such stockholder's shares of XRpro common stock to the transfer agent and receives in return a new certificate representing shares of XRpro common stock, such stockholder's existing common stock shall be deemed equal to the number of shares of XRpro common stock to which such stockholder is entitled as a result of the Stock Split.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes certain material federal income tax considerations relating to the proposed Stock Split. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to stockholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE MOVE FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The Stock Split is intended to be a tax-free recapitalization to XRpro and its stockholders. Stockholders will not recognize any gain or loss for federal income tax purposes as a result of the Stock Split. The holding period for shares of common stock after the Stock Split will include the holding period of shares of common stock before the Stock Split, provided, that such shares of common stock are held as a capital asset at the effective date of the amendment. The aggregate adjusted basis of the shares of common stock after the Stock Split will be the same as the adjusted basis of the shares of common stock before the Stock Split.

XRpro believes that the foregoing addresses the material United States federal income tax consequences of the Stock Split to stockholders. The opinion is based upon the Code, applicable Treasury Regulations, judicial decisions and current administrative rulings, all of which are subject to change with retroactive effect. The tax consequences to stockholders of the Stock Split may be affected by their particular circumstances and by the applicability to them of one or more special rules like those which apply to dealers in securities, foreign persons, mutual funds, insurance companies and persons who do not hold their shares as capital assets. Therefore, XRpro urges stockholders to consult their own tax advisors concerning the effect of the Stock Split upon them, including the effect of any state, local or other tax to which they may be subject. An opinion of tax counsel will not be provided to stockholders.

QUESTIONS AND ANSWERS REGARDING THE PROPOSAL AUTHORIZING THE BOARD TO CONDUCT THE PROPOSED STOCK SPLIT.

Q.     WHY IS APPROVAL SOUGHT FOR THE PROPOSED STOCK SPLIT OF THE COMMON STOCK ON A 2 FOR 1 BASIS?

A. The Board of Directors seeks approval of the Stock Split.  It is the expectation of the Board of Directors that the Stock Split would provide an increase in the per share price of the common stock which should help XRpro meet certain requirements for initial listing on the NASDAQ Capital Market or the NYSE MKT and help XRpro appeal to a broader range of investors.

Q.     HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSAL TO CONDUCT THE PROPOSED STOCK SPLIT?

A.     The members of the Board of Directors have unanimously approved the proposal to effectuate the Stock Split of the common stock.

Q. WILL THE PROPOSED STOCK SPLIT RESULT IN ANY TAX LIABILITY TO ME?

A. The proposed Stock Split is intended to be tax free for federal income tax purposes.

Q. WHAT VOTE OF THE STOCKHOLDER WILL RESULT IN THE PROPOSAL BEING PASSED?

A. To approve the proposal, the affirmative vote of holders of in excess of a majority of the voting rights of the common stock and other shares holding voting rights is required. Consents in favor of the proposal have already been received from stockholders holding in excess of a majority of the voting securities of XRpro.

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Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A. XRpro will pay for the delivery of this information statement.

Q. WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?

A: Richard Cunningham, Chief Executive Officer of XRpro Sciences, Inc., One Kendall Square, Suite B2002, Cambridge, Massachusetts 02139, telephone (617) 631-8825.

VOTE REQUIRED FOR APPROVAL

The Board of Directors of XRpro has adopted, ratified and approved the proposal to authorize the Stock Split and stockholders of Xrpro holding in excess of a majority of the voting power on the record date have approved the proposed Stock Split.

DISSENTER'S RIGHTS OF APPRAISAL

The Delaware Revised Statutes (the “Delaware Law”) do not provide for dissenter's rights in connection with the proposed amendment of the Second Amended and Restated Certificate of Incorporation to effectuate a reverse stock split.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on February 2, 2015 as the record date for the determination of the common stockholders entitled to notice of the action by written consent.

As of February 2, 2015, XRpro had issued and outstanding 12,707,361 shares of common stock, 105,000 shares of Series A preferred stock and no shares of Series B preferred stock. Stockholders holding a controlling interest equaling 51% of voting power of the securities of XRpro, as of the record date have consented to the action required to carry the proposed Stock Split.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT SHAREHOLDERS

The following table sets forth information, as of February 2, 2015, or as otherwise set forth below, with respect to the beneficial ownership of our Common Stock, Series A preferred stock and Series B preferred stock: (i) all persons known to us to be the beneficial owners of more than 5% of the outstanding shares of our Common Stock and Series A preferred stock; (ii) each of our directors and our executive officers named in the Summary Compensation Table; and (iii) all of our directors and our executive officer as a group. The address of each beneficial owner is One Kendall Square, Suite B2002, Cambridge, Massachusetts 02139.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership Common Stock Included		Percentage of Common Stock Beneficially Owned (1)	Percentage of Total Voting Power (2)

Richard Cunningham	-	(3)	-%	-%
Dr. Benjamin Warner	3,504,804	(4)	26.9%	26.7%
Edward Roffman	56,667	(5)	* %	* %
Clive Kabatznik	280,000	(6)	2.2%	2.1%
Vincent Palmieri	398,546	(7)	3.0%	3.0%
Michael Taglich	1,449,962	(8)	10.8%	10.7%
Timothy Tyson	433,140	(9)	3.3%	3.3%
Robert Taglich	1,160,137	(10)	8.7%	8.7%
Joel J Bellows	105,000	(11)	* %	* %
All officers and directors as a group (7 persons)	6,123,118		42.9%	42.5%

* less than 1%

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(1)	Based on 12,707,361 shares of common stock outstanding as of February 2, 2015.
(2)	Each share of Series A preferred stock has the right to one vote per share and will vote together with the common stock.
(3)	Mr. Cunningham was awarded an option exercisable for 500,000 shares of common stock on the closing date of XRpro’s private placement, the final closing of which was consummated on January 7, 2015 (the “Private Placement”), of which 100,000 shares vest on November 24, 2015, 300,000 vest monthly during months thirteen through forty eight of the term of his employment agreement, and 100,000 vest on the four year anniversary of his employment agreement.
(4)

The share ownership includes 3,294,769 shares of common stock, which includes 108,269 shares of common stock held jointly by Dr. Warner and his wife, Ellen McBee. Also includes warrants to purchase 25,035 common stock, which were issued with the Series A preferred stock held jointly by Dr. Warner and his wife, Ellen McBee. In February 2013 Dr. Warner was issued options exercisable for 185,000 common stock all of which are vested.

(5)	The share ownership includes 20,000 common stock. On May 1, 2012, Mr. Roffman was issued options exercisable for 30,000 common stock of which all are vested. In addition, on April 1, 2014, Mr. Roffman was issued options exercisable for 20,000 common stock of which 5,556 are vested and 1,111 will vest in the next 60 days.
(6)	The share ownership includes 100,000 shares owned by First South Africa Management. On March 14, 2013 First South Africa Management was issued options exercisable for 150,000 common stock of which all are vested. Also includes warrants to purchase 30,000 common stock which were issued with Bridge note funding provided to the Company. Mr. Kabatznik has the sole voting and dispositive power with respect to the securities held by First South Africa Management.
(7)

The share ownership includes 96,615 shares of common stock and warrants to purchase 149,525 shares of common stock issued with the Series B preferred stock, bridge notes which were converted into Series B preferred stock and private placement fees earned on that issuance. In addition on April 1, 2014, Mr. Palmieri was issued options exercisable for 20,000 common stock of which 5,556 are vested and 1,111 will vest in the next 60 days.  Includes warrants exercisable for 11,129 shares of common stock that were acquired in the Private Placement.  Mr. Palmieri also received warrants exercisable for 134,610 shares of common stock issued as compensation in connection with the Private Placement and for advisory services.

(8)	The share ownership includes 851,268 shares of common stock, which includes (i) 70,095 shares of common stock and (ii) 33,865 shares of common stock that Mr. Taglich holds jointly with Claudia Taglich; (iii) 130,168 shares of common stock held in the TAG/Kent Partnership, an entity controlled by Mr. Taglich, (iv) 571,428 shares of common stock that were acquired by Mr. Taglich’s Keogh account in the Private Placement, (v) 45,712 shares of common stock acquired by four custodial accounts for Mr. Taglich’s minor children in the Private Placement. The share ownership also includes (i) warrants exercisable for 142,857 shares of common stock issued with the common stock acquired by Mr. Taglich’s Keogh account, (ii) warrants exercisable for 7,143 shares of common stock for additional common stock acquired by the Tag/Kent Partnership, (iii) warrants exercisable for 11,428 shares of common stock issued with the common stock acquired by the four custodial accounts for Mr. Taglich’s minor children, (iv) warrants exercisable for 168,888 shares of common stock issued as compensation in connection with the Private Placement and for advisory services, (v) warrants exercisable for 121,354 shares of common stock issued with the Series B preferred stock, and (vi) additional warrants to purchase 140,357 shares of common stock issued with bridge notes which were converted into Series B preferred stock and private placement fees earned on that issuance. In addition on April 1, 2014, Mr. Taglich was issued options exercisable for 20,000 common stock of which 5,556 are vested and 1,111 will vest in the next 60 days.
(9)

On October 1, 2013, Mr. Tyson was issued options exercisable for 20,000 common stock of which 8,889 have already vested and 1,111 will vest in the next sixty days. In addition on April 1, 2014, Mr. Tyson was issued options exercisable for 132,000 common stock of which 55,000 are vested and 11,000 will vest in the next 60 days. Includes 285,712 shares of common stock acquired in the Private Placement and warrants exercisable for 71,428 shares of common stock that were acquired in the Private Placement.

(10)	The share ownership includes 103,960 shares of common stock and 571,428 shares of common stock held by an IRA for the benefit of Mr. Taglich and warrants exercisable for 142,857 shares of common stock acquired by the IRA for the benefit of Mr. Taglich, warrants exercisable for 140,182 shares of common stock issued as compensation in connection with the Private Placement and for advisory services, warrants exercisable for 60,000 shares of common stock issued with bridge notes which were converted to series B Preferred stock, 61,354 shares of common stock issued with the Series B preferred stock and warrants exercisable for 80,356 shares of common stock as placement agent and advisory fees in connection with the Series B preferred stock issuance.
(11)	Includes 105,000 Series A Shares (100% of all outstanding Series A Shares) owned by Mr. Joel Bellows which are convertible into 105,000 Common Stock.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed move or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

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FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: including our Form 10-K annual report for the year ended December 31, 2013 and quarterly reports on Form 10-Q for the past quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, any reports on Form 8-K or other forms which have been filed with the Securities and Exchange Commission are incorporated herein by reference. All of these forms may be accessed through the EDGAR archives, at www.sec.gov.

Only one information statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices at One Kendall Square, Suite B2002, Cambridge, Massachusetts 02139 stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices. If multiple stockholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

Dated: February 23, 2015

By Order of the Board of Directors

/s/ Richard Cunningham
Richard Cunningham, Chief Executive Officer

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APPENDICES

Exhibit A-Written Consent of a majority of the stockholders

Exhibit B- Certificate of Amendment

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Exhibit A

STATEMENT OF ACTION

BY WRITTEN CONSENT OF A

MAJORITY OF THE STOCKHOLDERS OF

XRPRO SCIENCES, INC.

The undersigned, being holders of in excess of a majority of the stockholders of XRpro Sciences, Inc., a Delaware corporation (the "Corporation"), and acting hereunder without the convening of a formal meeting pursuant to Section 228 of the Delaware General Corporation Law, do hereby consent in writing to and adopt the following resolutions:

WHEREAS, the Board of Directors of the Corporation has determined that it is in the best interests of the Corporation to effectuate 2- for- 1 reverse stock split of the Corporation’s common stock, without reducing the number of authorized shares or any other class of stock outstanding.

RESOLVED, THEREFORE, that a 2-for-1 reverse stock split of the Corporation’s common stock, without reducing the number of authorized shares or any other class of stock outstanding, be, and hereby is, approved.

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IN WITNESS WHEREOF, the undersigned majority stockholders of the Corporation have executed this Statement of Action by Written Consent as of the 2nd day of February, 2015.

/s/ Benjamin Warner
Benjamin Warner individually and as joint owner with Ellen McBee

/s/ Michael Taglich
Michael Taglich individually and as joint owner with Claudia Taglich, on behalf of his KEOGH, as trustee on behalf of his four children’s custodial accounts and on behalf of Tag/Kent Partnership

/s/ Robert Taglich
Robert Taglich on his own behalf and on behalf of his IRA

/s/ Paul Seid
Paul Seid individually and on behalf of two irrevocable trusts for his children, as Trustee

/s/ Robert deBruyn
Robert deBruyn on behalf of Bebruyn Holdings, Inc., the Tracey H Debruyn Trust and the Robert L Debruyn Trust, as Trustee

/s/ Andrew Kurita
Andrew Kurita on behalf of Kettle Hill Partners, LP and Kettle Hill Partners II, LP

TYSON REVOCABLE TRUST

By:	/s/ Timothy Tyson
Timothy Tyson, Trustee

JOHN R BERTSCH TRUST

By:	/s/ John R. Bertsch
John R. Bertsch, Trustee

JOSEPH W & PATRICIA G ABRAMS TRUST

By:	/s/ Joseph Abrams
Joseph Abrams, Trustee

SHADOW CAPITAL

By:	/s/ B. Kent Garlinghouse
Name:	B. Kent Garlinghouse
Title:	Manager

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Exhibit B

CERTIFICATE OF AMENDMENT

TO THE

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

XRPRO SCIENCES, INC.

XRPRO SCIENCES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That ARTICLE FOURTH of the Second Amended and Restated Certificate of Incorporation shall be amended by adding at the end thereof the following: “Upon the effective time of the Articles of Amendment to the Second Amended and Restated Articles of Incorporation (the “Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time shall be reclassified into a smaller number of shares such that every two (2) shares of issued Common Stock immediately prior to the Effective Time are reclassified into one (1) share of Common Stock. Notwithstanding the foregoing, no fractional shares of Common Stock shall be issued as a result of the reclassification and any fraction of a share of Common Stock that would otherwise have resulted from the foregoing stock split will be eliminated by rounding such fraction up to the nearest whole share. Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified; provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified.”

All other aspects of Article FOURTH shall remain unchanged.

SECOND: That the foregoing amendment was duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

THIRD: The Effective Time of these Articles of Amendment shall be March 16, 2015 at 5:00 P.M. Eastern Time.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation to be signed by Richard Cunningham, its Chief Executive Officer, this       day of March, 2015.

Richard Cunningham Chief Executive Officer

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